Exhibit 99.1

SOLITARIO EXPLORATION & ROYALTY CORP.

METALLIC VENTURES GOLD INC.

August 24, 2009

SOLITARIO EXPLORATION & ROYALTY AND METALLIC VENTURES GOLD INC.
ENTER INTO ARRANGEMENT AGREEMENT TO ACQUIRE ALL OUTSTANDING
SHARES OF METALLIC VENTURES

Denver, Colorado: Solitario Exploration & Royalty Corp. (NYSE Amex: XPL; TSX-TO: SLR; "Solitario") and Metallic Ventures Gold Inc. (TSX-TO: MVG; "Metallic Ventures") today announced the entering into of a definitive arrangement agreement (the "Agreement") whereby Solitario will acquire, through a friendly plan of arrangement, all outstanding shares of Metallic Ventures.

The centerpiece of Metallic Ventures' property assets includes its producing 3% Net Smelter Return Royalty on Barrick Gold's Ruby Hill gold mine located in Nevada. Royalty income has averaged US$0.93 million per quarter during the past eight quarters. Combined, Solitario and Metallic Ventures will own four advanced-stage mineral exploration properties. These include Solitario's high-grade Bongara zinc property in Peru (joint ventured with Votorantim Metais) and its advanced Pedra Branca platinum-palladium property in Brazil (joint ventured with Anglo Platinum Brazil). Solitario is also actively exploring eight early-stage exploration properties in Peru, Mexico and Brazil.

Under the plan of arrangement, assuming no currently outstanding options are exercised, each common share of Metallic Ventures not owned by Solitario will be exchanged for (i) a cash payment in the amount of US$0.298 and (ii) 0.326976 of a common share of Solitario, with an aggregate maximum cash consideration of US$15.5 million and an aggregate maximum of 17 million Solitario shares.

Based on the August 21, 2009 closing price of the Solitario shares on the NYSE Amex of C$2.00 and the 20-day volume weighted average price for Solitario's shares on the NYSE Amex of C$2.13 as compared to the August 21, 2009 closing price of the Metallic Ventures shares on the TSX of C$0.60 and the 20-day volume weighted average price for Metallic Ventures shares on the TSX of C$0.61 the consideration received by Metallic Ventures shareholders represents a 62.9% premium to the closing price and a 68.2% premium to the 20-day volume weighted average price for the Metallic Ventures shares.

Chris Herald, President and CEO of Solitario, stated, "This is a significant step forward for Solitario with the inclusion of Metallic Ventures income producing Net Smelter Return Royalty on the Ruby Hill gold mine operated by Barrick Gold and the advanced Goldfield and Converse gold projects in mining friendly Nevada. We believe both the Goldfield and Converse properties have outstanding exploration upside and that the Ruby Hill mine will generate significant annual royalty income for years to come. Additionally, as a condition of closing, Metallic Ventures will have at least US$10.5 million in cash. It fits perfectly into Solitario's business model of emphasizing exploration while building a royalty base. We look forward to the inclusion of Metallic Ventures shareholders into Solitario's shareholder base."

Miles Bachman, President and CEO of Metallic Ventures, stated, "With a 62.9% premium to the closing prices and a 68.2% premium to the 20-day volume weighted average price, I believe the shareholders of Metallic Ventures are receiving fair value and I recommend they vote in favor of the transaction."

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The Agreement and plan of arrangement has been approved by the board of directors of Solitario and Metallic Ventures and will be subject, among other things, to the favourable vote of 66 2/3% of the Metallic Ventures common shares voted at a special meeting of shareholders to be called to approve the transaction. Certain shareholders of Metallic Ventures representing approximately 65% of Metallic Ventures' outstanding shares have entered into support agreements with Solitario under which they have agreed to vote in favour of the transaction. GMP Securities L.P., financial advisor to Metallic Ventures has provided an opinion to the Metallic Ventures board of directors that the consideration offered is fair, from a financial point of view, to Metallic Ventures' shareholders. In the event that the transaction is not completed, Metallic Ventures has agreed to pay Solitario a termination fee equal to US$1.5 million, under certain circumstances. Metallic Ventures has also provided Solitario with certain other customary rights, including a right to match competing offers. A joint proxy statement and management information circular is expected to be mailed to shareholders of the companies in October 2009.

The transaction will be completed pursuant to a statutory plan of arrangement pursuant to the Business Corporations Act (Ontario). Upon completion of the transaction, Metallic Ventures will become a direct wholly-owned subsidiary of Solitario. Upon closing of the transaction, on a fully diluted basis, Metallic Ventures securityholders will own approximately 34.8 % of Solitario and Solitario securityholders will own approximately 65.2%.

Complete details of the plan of arrangement are set out in the Agreement, which will be filed by Metallic Ventures on SEDAR (www.sedar.com) and Solitario on SEDAR and with the Securities and Exchange Commission (www.sec.gov).

Following the effective date of the arrangement, Solitario will seek to have the Metallic Ventures shares delisted from the Toronto Stock Exchange and to cease Metallic Ventures being a reporting issuer under applicable Canadian securities laws.

About Solitario Exploration & Royalty Corp.

Solitario is a gold, silver, platinum-palladium, and base metal exploration and royalty company actively exploring in Brazil, Mexico and Peru. Besides Votorantim, Solitario has significant business relationships with Newmont Mining and Anglo Platinum. Solitario is traded on the NYSE Amex ("XPL") and on the Toronto Stock Exchange ("SLR").

Additional information about Solitario is available online at www.solitarioxr.com, or for more information contact:

Christopher E. Herald                                                  Debbie Mino-Austin
President and CEO                                                      Director - Investor Relations
Solitario Exploration & Royalty Corp.                          Solitario Exploration & Royalty Corp.
303-534-1030                                                               800-229-6827

About Metallic Ventures Gold Inc.

MVG is an Ontario incorporated exploration stage gold company with its common shares listed and posted for trading on the Toronto Stock Exchange. MVG currently receives income from the Ruby Hill gold mine located in Nevada and operated by Barrick Gold and is focused on its two advanced stage exploration gold projects, being the projects referred to as the "Converse Project" and the "Goldfield Project". MVG Project resource information is available on the Company's website.

Additional information about Metallic Ventures is available online at www.metallicventuresgold.com, or for more information contact:

Miles Bachman
President and Chief Executive Officer
Metallic Ventures Gold Inc.
(775) 826-7567

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This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Solitario, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Development of Solitario's properties are subject to the success of exploration, completion and implementation of an economically viable mining plan, obtaining the necessary permits and approvals from various regulatory authorities, compliance with operating parameters established by such authorities and political risks such as higher tax and royalty rates, foreign ownership controls and our ability to finance in countries that may become politically unstable. Important factors that could cause actual results to differ materially from Solitario's expectations are disclosed under the heading "Risk Factors" and elsewhere in Solitario's documents filed from time to time with Canadian Securities Commissions, the United States Securities and Exchange Commission and other regulatory authorities.

Additional Information

Shareholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Solitario, without charge, at the Securities and Exchange Commission's internet site www.sec.gov. Copies of the joint proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement can also be obtained, without charge, by directing a request to Solitario at 1-303-534-1030. The respective directors and executive officers of Solitario and Metallic Ventures and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Solitario's directors and executive officers is available in the definitive Proxy Statement for Solitario's 2009 Annual Meeting of Shareholders which was filed with the Securities and Exchange Commission by Solitario on April 28, 2009, and information regarding Metallic Ventures' directors and executive officers will be included in the joint proxy statement/management information circular. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

No regulatory authority has approved or disapproved the content of this release. The Toronto Stock Exchange accepts no responsibility for the adequacy or accuracy of this release.

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